  EXHIBIT 23.1

DCAW (CPA) LIMITED

7th Floor, Nan Dao Commercial Building

359-361 Queens Road Central

Central, Hong Kong

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated June 23, 2016, relating to the financial statements of Eason Education Kingdom Holdings, Inc. for the years ended December 31, 2015 and 2014.

We also consent to the reference to us under the caption "Experts" in such Registration Statement.

/s/ DCAW (CPA) Limited

DCAW (CPA) LIMITED

Hong Kong, SAR

August 4, 2016